                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ENVOY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                ENVOY CORPORATION
                               TWO LAKEVIEW PLACE
                         15 CENTURY BOULEVARD, SUITE 600
                           NASHVILLE, TENNESSEE 37214
                                 (615) 885-3700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of ENVOY Corporation (the "Company") will be held at 10:00 a.m., local time, on Thursday, June 19, 1997, at the Sheraton Music City Hotel, 777 McGavock Pike, Nashville, Tennessee, for the following purposes:

         1. To elect three (3) Directors to hold office for a term of three (3) years or until their successors are duly elected and qualified;

         2. To consider and act upon a proposal to ratify, confirm and approve the ENVOY Corporation Employee Stock Purchase Plan;

         3. To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 22, 1997 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

                                    By order of the Board of Directors,

                                    /s/ Gregory T. Stevens
                                    -------------------------------
                                    GREGORY T. STEVENS
                                    Vice President, General Counsel
                                    and Secretary


Nashville, Tennessee
May 5, 1997



        WE URGE YOU TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
        YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                                ENVOY CORPORATION
                               TWO LAKEVIEW PLACE
                         15 CENTURY BOULEVARD, SUITE 600
                           NASHVILLE, TENNESSEE 37214
                                 (615) 885-3700


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS


         The accompanying proxy is solicited by the Board of Directors of ENVOY Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Sheraton Music City Hotel, 777 McGavock Pike, Nashville, Tennessee, on Thursday, June 19, 1997, at 10:00 a.m., local time, and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about May 5, 1997.

         A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the ENVOY Corporation Employee Stock Purchase Plan and FOR the ratification of the appointment of the independent public accountants.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Only holders of the Company's common stock, no par value (the "Common Stock"), and holders of the Company's Series B convertible preferred stock, no par value (the "Series B Preferred Stock"), at the close of business on April 22, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, the Company had 16,169,385 issued and outstanding shares of the Common Stock and 3,730,233 issued and outstanding shares of the Series B Preferred Stock. Holders of the Common Stock and Series B Preferred Stock will be entitled to one vote for each share of Common Stock or Series B Preferred Stock so held, which may be given in person or by proxy duly authorized in writing.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail and also may be made by the Company's executive officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any other party other than its regular employees for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Common Stock and Series B Preferred Stock as of the Record Date by (i) all shareholders of the Company known to be beneficial owners of more than 5% of the outstanding shares of either class of stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group.

                                                                        AMOUNT AND
 TITLE OF                 NAME AND ADDRESS OF                      NATURE OF BENEFICIAL                PERCENT
  CLASS                    BENEFICIAL OWNERS                           OWNERSHIP(1)                  OF CLASS(2)
---------                 -------------------                          -------------                -------------
Series B        General Atlantic Partners 25, L.P......                2,800,000(3)                  75.06%/14.07%
Preferred       c/o General Atlantic Service Corporation
                Three Pickwick Plaza, Ste 200
                Greenwich, CT 06830

Series B        GAP Coinvestment Partners, L.P.........                2,800,000(3)                  75.06%/14.07%
Preferred       c/o General Atlantic Service Corporation
                Three Pickwick Plaza, Ste 200
                Greenwich, CT 06830

Series B        William E. Ford........................                2,802,000(4)                  75.06%/14.08%
Preferred/      c/o General Atlantic Service Corporation
Common          Three Pickwick Plaza, Ste 200
                Greenwich, CT 06830

Common          Transamerica Corporation...............                1,549,000(5)                          9.58%
                600 Montgomery Street
                San Francisco, CA 94111

Common          Wells Fargo Bank
                National Association...................                1,303,750(6)                          8.06%
                464 California Street
                San Francisco, CA  94163

Series B        First Union Capital Partners, Inc. .                     930,233(3)                   24.94%/4.67%
Preferred       One First Union Center, 18th Floor
                Charlotte, NC  28288-0732

Common          Jim D. Kever...........................                  627,282(7)                          3.78%

Common          Fred C. Goad, Jr.......................                  598,173(8)                          3.62%

Common          G. Walter Loewenbaum II................                  382,212(9)                          2.36%

Common          W. Marvin Gresham......................                  274,517(10)                         1.69%

Common          Richard A. McStay......................                  165,550(11)                         1.02%

Common          Laurence E. Hirsch.....................                  114,500(12)                            *

Common          Harlan F. Seymour  ....................                    2,000                                *

Common          Richard P. Caliri  ....................                   33,333(13)                            *

Common          Sheila H. Schweitzer  .................                    8,333(14)                            *

Common          Kevin M. McNamara......................                        0                                *

                All Executive Officers and
                Directors as a Group (13 persons)

                     Common ...........................                2,207,900(15)                        12.85%

                     Series B Preferred ...............                2,800,000                            75.06%

                     Common and Series B
                     Preferred (as converted)..........                5,007,900(16)                        23.95%

---------------------------------------
*        Less than one percent

(1) For the purpose of determining "beneficial ownership," the rules of the Securities and Exchange Commission ("SEC") require that every person who has or shares the power to vote or dispose of shares of stock be reported as a "beneficial owner" of all shares as to which such power exists. As a consequence, multiple persons may be deemed to be the "beneficial owners" of the same securities. The SEC rules also require that certain shares of stock that a beneficial owner has the right to acquire within sixty days of such date pursuant to the exercise of stock options are deemed to be outstanding for the purpose of calculating the percentage ownership of such owner but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. At the close of business on the Record Date, there were 16,169,385 and 3,730,233 shares of Common Stock and Series B Preferred Stock, respectively, outstanding.
(2) If indicated, the second percentage assumes conversion of all outstanding shares of the Series B Preferred Stock into Common Stock.
(3) Pursuant to an agreement dated November 30, 1995 and effective as of March 6, 1996, General Atlantic Partners 25, L.P., GAP Coinvestment Partners, L.P., and First Union Capital Partners, Inc. acquired 2,417,171; 382,829; and 930,233 shares, respectively, of Series B Preferred Stock, each of which shares of Series B Preferred Stock is convertible into one share of Common Stock (subject to adjustment). General Atlantic Partners 25, L.P. and GAP Coinvestment Partners, L.P. are affiliated parties; therefore, their ownership is aggregated for purposes of the above table, and each is deemed to beneficially own all 2,800,000 shares of Series B Preferred Stock.
(4) Mr. Ford is a managing member of General Atlantic Partners LLC, the general partner of General Atlantic Partners 25, L.P., and a general partner of GAP Coinvestment Partners, L.P. and, therefore, is deemed to beneficially own 2,800,000 shares of the Series B Preferred Stock. Mr. Ford disclaims beneficial ownership of such shares except to the extent of his pecuniary interests. Ownership also includes 2,000 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(5) Transamerica Corporation ("Transamerica") reported on Schedule 13D, as filed with the SEC, that as of March 7, 1997, it has shared voting and shared dispositive power over 1,549,000 shares of Common Stock. Such number includes 370,000 shares of Common Stock directly held by Transamerica and 1,179,000 shares of Common Stock (including 144,000 shares of Common Stock owned for the benefit of unaffiliated investment advisory clients of one of Transamerica's subsidiaries) owned by direct and indirect subsidiaries of Transamerica. Such Transamerica subsidiaries reported these holdings on a Schedule 13G filed with the SEC on March 10, 1997.
(6) Wells Fargo Bank reported on Schedule 13G, as filed with the SEC, that as of February 14, 1997, it has sole voting power with respect to 1,285,800 shares, shared voting power with respect to 350 shares and shared dispositive power with respect to 1,303,750 shares.
(7) Includes 406,667 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(8) Includes 376,667 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(9) Includes 700 shares of which Mr. Loewenbaum's mother has the use for life, 31,160 shares owned by Mr. Loewenbaum's wife, 1,500 shares owned by the Estate of Edward Shaw, Jr., of which Mr. Loewenbaum's wife owns a one-half interest, 10,000 shares owned by Mr. Loewenbaum's daughters, 30,000 shares held in trust to which Mr. Loewenbaum acts as trustee, 25,000 shares owned by a partnership in which Mr. Loewenbaum and his wife collectively own 100% and 47,500 shares issuable pursuant to exercisable options for the purchase of Common Stock. Mr. Loewenbaum disclaims beneficial ownership of the shares held by such other persons or entities, except to the extent of his pecuniary interests.
(10) Includes 25,120 shares owned by Mr. Gresham's children, 1,850 shares owned by Mr. Gresham's wife, and 80,000 shares issuable pursuant to exercisable options for the purchase of Common Stock. Mr. Gresham disclaims beneficial ownership of the shares held by his wife and children.
(11) Includes 1,300 shares owned by Mr. McStay's children and 40,000 shares issuable pursuant to exercisable options for the purchase of Common Stock. Mr. McStay disclaims beneficial ownership of the shares held by his children.
(12) Includes 17,500 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(13) Includes 33,333 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(14) Includes 8,333 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(15) Includes 1,012,000 shares issuable pursuant to exercisable options for the purchase of Common Stock.
(16) Assumes conversion of the 2,800,000 shares of the Series B Preferred Stock and includes 1,012,000 shares issuable pursuant to exercisable options for the purchase of Common Stock.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes. Each director is selected to serve a three-year term and shall hold office until the Annual Meeting for the year in which such term expires and until the incumbent director's successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each class is to consist, as nearly as practicable, of one-third of the total number of directors constituting the Board of Directors. The three directors to be elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 2000 (the "Class II" Directors), two directors currently serving on the Board of Directors will continue to serve until the Annual Meeting of Shareholders in 1998 (the "Class III" Directors) and three directors currently serving on the Board of Directors will continue to serve until the Annual Meeting of Shareholders in 1999 (the "Class I Directors").

         Unless contrary instructions are received, shares of voting securities of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve; therefore, at this time it does not have any substitute nominees under consideration.

         The nominees for election shall be elected by a plurality of the votes cast by the shares of Common Stock and Series B Preferred Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shareholder shall have one vote for each share of Common Stock and Series B Preferred Stock held by such shareholder for each director.

         The following persons are the nominees for election to serve as Class II Directors. All three nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.

                                 CLASS OF DIRECTOR;
                                  ANNUAL MEETING AT
      NAME OF DIRECTOR           WHICH TERM EXPIRES                        BACKGROUND INFORMATION
----------------------------  -------------------------  ----------------------------------------------------------
W. Marvin Gresham                     II, 1997           Mr. Gresham, 67, has served as a Director of the
                                                         Company since February 1995 and had served as a
                                                         Director of ENVOY Corporation, a Delaware corporation
                                                         and former parent corporation to the Company ("Old
                                                         Envoy"), from 1981 through June 6, 1995.  Mr. Gresham
                                                         is the retired President of Gresham Drugs, Inc., a chain of pharmacies in the state of Florida.

Richard A. McStay                     II, 1997           Mr. McStay, 60, has served as a Director of the Company
                                                         since February 1995 and had served as a Director of Old
                                                         Envoy from 1985 through June 6, 1995.  Mr. McStay has
                                                         served as President of Southern Capital Advisors, Inc., the investment advisory subsidiary of Morgan Keegan &
                                                         Company, Inc., since 1986, and is a Director of TBC
                                                         Corporation, a wholesaler of automobile tires and
                                                         accessories.


                                 CLASS OF DIRECTOR;
                                  ANNUAL MEETING AT
      NAME OF DIRECTOR           WHICH TERM EXPIRES                        BACKGROUND INFORMATION
----------------------------  -------------------------  ----------------------------------------------------------
Harlan F. Seymour                     II, 1997           Harlan F. Seymour, 47, has served as a Director since
                                                         October 1996.  Mr. Seymour currently is a partner in
                                                         Jefferson Capital Partners, Ltd., an investment banking
                                                         firm headquartered in Richmond, Virginia.  Prior to
                                                         joining Jefferson Capital Partners, Ltd. in September
                                                         1996, Mr. Seymour served as Executive Vice President
                                                         and Chief Operating Officer, Business Development of
                                                         Trigon Blue Cross Blue Shield, a leading health care
                                                         insurance services company, from August 1994 to June
                                                         1996.  Before joining Trigon, Mr. Seymour was with
                                                         First Financial Management Corporation ("FFMC") for
                                                         11 years, serving in a variety of senior corporate
                                                         positions, including President and Chief Executive
                                                         Officer of First Health Services Corporation, a wholly-
                                                         owned subsidiary of FFMC.


         The following five persons currently are members of the Board of Directors and will continue in their present positions after the Annual Meeting. The following persons are not nominees, and shareholders are not being asked to vote for them. Certain information relating to the following persons has been furnished to the Company by the individuals named.

                                   CLASS OF DIRECTOR:
                                   ANNUAL MEETING AT
      NAME OF DIRECTOR             WHICH TERM EXPIRES                       BACKGROUND INFORMATION
-----------------------------   ------------------------   --------------------------------------------------------
Fred C. Goad, Jr.                      III, 1998           Mr. Goad, 56, has served as the Company's Chairman
                                                           and Co-Chief Executive Officer since August 1995, and
                                                           served as President and a Director since the Company's
                                                           incorporation in August 1994.  Mr. Goad served as Chief
                                                           Executive Officer and a Director of Old Envoy from
                                                           September 1985 through June 6, 1995.  Mr. Goad also is
                                                           a Director of Performance Food Group Company, a food
                                                           distribution company, and is a Director of Oacis
                                                           Healthcare Systems, Inc., a clinical health care software
                                                           and services company.

G. Walter Loewenbaum II                III, 1998           Mr. Loewenbaum, 52, has been a Director of the
                                                           Company since February 1995 and served as a Director
                                                           of Old Envoy from 1983 through June 6, 1995.
                                                           Mr. Loewenbaum has served as President and a Director
                                                           of Southcoast Capital Corporation, an investment banking
                                                           firm, since May 1990.

                                   CLASS OF DIRECTOR:
                                   ANNUAL MEETING AT
      NAME OF DIRECTOR             WHICH TERM EXPIRES                       BACKGROUND INFORMATION
-----------------------------   ------------------------   --------------------------------------------------------
Jim D. Kever                            I, 1999            Mr. Kever, 44, has served as the Company's President
                                                           and Co-Chief Executive Officer since August 1995.  Prior
                                                           to such time, he served as the Company's Executive Vice
                                                           President, Secretary and General Counsel and as a
                                                           Director from incorporation in August 1994.  Mr. Kever
                                                           had served as a Director and Secretary, Treasurer and
                                                           General Counsel of Old Envoy since 1981 and as
                                                           Executive Vice President since 1984.  Mr. Kever also is
                                                           a Director of Transaction Systems Architects, Inc., a
                                                           supplier of electronic payment software products and
                                                           network integration solutions, and 3D Systems
                                                           Corporation, a manufacturer of technologically advanced
                                                           solid imaging systems and prototype models.

Laurence E. Hirsch                      I, 1999            Mr. Hirsch, 51, has served as a Director of the Company
                                                           since February 1995 and had served as a Director of Old
                                                           Envoy from 1987 through June 6, 1995.  Mr. Hirsch has
                                                           served as the President of Centex Corporation, a
                                                           corporation engaged in home building, mortgage banking
                                                           and related businesses, from March 1985 to July 1991, as
                                                           its Chief Executive Officer since July 1988, and as its
                                                           Chairman of the Board of Directors since July 1991.
                                                           Mr. Hirsch also serves as a Director of Commercial
                                                           Metals Company, a company engaged in the
                                                           manufacturing and recycling of steel and metal products,
                                                           and as a Trustee of BlackRock Investors, Inc., a
                                                           registered investment company.

William E. Ford                         I, 1999            Mr. Ford, 35, was appointed a Director of the Company
                                                           on March 6, 1996.  He has served as a managing member
                                                           of General Atlantic Partners LLC, the general partner of
                                                           General Atlantic Partners 25, L.P. and as a general
                                                           partner of GAP Coinvestment Partners, L.P. since 1991.
                                                           Mr. Ford also serves as a Director of GT Interactive
                                                           Software Corporation, a provider of entertainment and
                                                           educational consumer software; Marcam Corporation, a
                                                           provider of application software to manufacturing
                                                           companies; SS&C Technologies, Inc., a financial
                                                           software company; and E*Trade Group, Inc., a discount
                                                           on-line electronic brokerage company.

         The Board of Directors held six meetings during the fiscal year ended December 31, 1996. The Board of Directors has an Audit, Compensation and Executive Committee, but does not have a nominating committee.

         The Audit Committee has been established for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board of Directors and the auditors and reviewing various Company policies, including those related to accounting and internal control management. It is also the function of the Audit Committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. Messrs. McStay (Chairman), Ford and Loewenbaum currently comprise the Audit Committee, which held two meetings during fiscal 1996.

         The purpose of the Compensation Committee is to establish, among other things, salaries, bonuses and other compensation for the Company's executives and to administer the Company's stock option and other employee benefit plans. Messrs. Gresham (Chairman) and Hirsch currently comprise the Compensation Committee, which met two times during fiscal 1996.

         The Executive Committee is authorized generally to act on behalf of the Board of Directors between scheduled meetings, subject to certain limitations and applicable corporate law. The Executive Committee is also given specific authorization by the Board of Directors, from time to time, with respect to certain matters. Messrs. Goad (Chairman), Hirsch and Kever currently comprise the Executive Committee, which met two times during fiscal 1996.

         All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they were members during fiscal 1996.

                             EXECUTIVE COMPENSATION

         The following table provides information as to annual, long-term and other compensation during the last three fiscal years for the Company's Co-Chief Executive Officers and each of the Company's four other most highly compensated executive officers during fiscal 1996 (the "Named Executive Officers"). The three year period reflects compensation paid to such persons by Old Envoy prior to the June 6, 1995 distribution. Immediately following the distribution Old Envoy was merged with and into First Data Corporation ("FDC"), and its separate corporate existence ceased.

                                            SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                          ANNUAL COMPENSATION                         AWARDS
                          ----------------------------------------------------    ---------------
                                                                                    SECURITIES
                                                                 OTHER ANNUAL       UNDERLYING         ALL OTHER
        NAME  &           FISCAL                                 COMPENSATION      OPTIONS/SARS      COMPENSATION
  PRINCIPAL POSITION       YEAR    SALARY($)(1)  BONUS ($)(2)       ($)(3)            (#)(4)            ($)(5)
-----------------------   ------  ------------   -------------  --------------    ---------------   -------------

Fred C. Goad, Jr.,          1996     157,500       175,000             N/A                  0         5,357
   Chairman of the Board    1995     140,000       183,160             N/A            500,000         5,357
   and Co-Chief Executive   1994     140,000       163,160             N/A                  0         5,357
   Officer

Jim D. Kever,               1996     165,495       175,000             N/A                  0         3,425
   President and Co-Chief   1995     135,618       183,160             N/A            500,000         3,425
   Executive Officer        1994     125,855       136,966             N/A                  0         3,425

Kevin M. McNamara,          1996     160,417        87,500          89,195(7)          50,000             0
   Senior Vice President    1995         N/A           N/A             N/A            100,000           N/A
   and Chief Financial      1994         N/A           N/A             N/A                N/A           N/A
   Officer(6)

Sheila H. Schweitzer,       1996     121,000        29,000          15,774(7)         100,000           300
   Senior Vice President of 1995      50,416         7,250             N/A                N/A           N/A
   Operations(6)            1994         N/A           N/A             N/A                N/A           N/A

Richard P. Caliri,          1996     133,333        60,000             N/A            200,000             0
   Senior Vice President of 1995         N/A           N/A             N/A                N/A           N/A
   Marketing(6)             1994         N/A           N/A             N/A                N/A           N/A

----------------------------

(1) Salaries paid for services rendered have been listed in the year paid with the exception of Mr. Kever. A retroactive salary adjustment of $9,763 was made in February 1996 to reflect a salary change which should have taken effect in June 1995.
(2) Cash bonuses have been listed in the year earned but were partially paid in the following year.
(3) Except as indicated, the amount of perquisites, personal benefits and other items paid to or for any Named Executive Officer, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed the lesser of $50,000 or 10% of salary and bonus from the Company.
(4) All options granted to the Named Executive Officers were granted pursuant to the Company's Amended and Restated 1995 Employee Stock Incentive Plan (the "1995 Employee Plan") with exercise prices equal to the fair market value (as defined in the plans) of the Common Stock on the grant dates. During 1996, 1995 and 1994, the Company issued no stock appreciation rights ("SARs") or restricted stock awards and maintained no "long-term incentive plan," as such term is defined in applicable SEC rules.
(5) In each of the years presented, the Company paid insurance premiums of $5,057 and $3,125 for the benefit of Messrs. Goad and Kever, respectively. In addition, $300 is included for each of Messrs. Goad and Kever and Ms. Schweitzer for matching contributions to the Company's 401(k) Profit Sharing Plan. Such contributions are 100% vested.
(6) Messrs. McNamara and Caliri and Ms. Schweitzer joined the Company as of February 1, 1996, March 6, 1996 and July 31, 1995, respectively; therefore, such Named Executive Officer's compensation for the partial year includes only compensation actually received by such person from the Company for such year.
(7) Represents relocation, moving expenses and associated reimbursement amounts.

         The following table summarizes certain information regarding stock options granted to the Named Executive Officers during fiscal 1996. No SARs have been granted by the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------
                                     PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS
                        SECURITIES   GRANTED TO                         POTENTIAL REALIZABLE VALUE
                        UNDERLYING   EMPLOYEES   EXERCISE               AT ASSUMED ANNUAL RATES
                         OPTIONS     IN FISCAL    PRICE     EXPIRATION  OF STOCK APPRECIATION FOR
       NAME             GRANTED (#)    1996      ($/SHARE)    DATE            OPTION TERM
---------------------   -----------  ----------  ---------  ----------  ----------------------
                                                                           5%($)      10%($)
                                                                        -----------------------
Kevin M. McNamara        25,000(1)      4.1%       $20.25     1/31/06        318,378       806,832
                         25,000(1)      4.1%       $25.00     1/31/06        393,059       996,089

Sheila H. Schweitzer     25,000(2)      4.1%       $21.63     3/15/06        340,075       861,816
                         75,000(1)     12.2%       $29.63     5/14/06      1,397,561     2,641,017

Richard P. Caliri       100,000(3)     16.3%       $20.75      3/6/06      1,304,956     3,307,016
                        100,000(1)     16.3%       $20.75      3/6/06      1,304,956     3,307,016


-----------------

(1) These options were granted pursuant to the 1995 Employee Plan and vest on July 1, 2000.
(2) These options were granted pursuant to the 1995 Employee Plan and vest in one-third increments annually beginning March 15, 1997.
(3) These options were granted pursuant to the 1995 Employee Plan and vest in one-third increments annually beginning March 6, 1997.

         The following table summarizes certain information with respect to stock option exercises of the Named Executive Officers during fiscal 1996 and fiscal 1996 year-end option values.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL 1996 YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                                         UNEXERCISED OPTIONS HELD AT       MONEY OPTIONS HELD AT
                                                             DECEMBER 31, 1996(2)           DECEMBER 31, 1996(3)
                                                                     (#)                           ($)
                                                         ----------------------------   -------------------------
                               SHARES
                            ACQUIRED ON       VALUE
      NAME                  EXERCISE (#)  REALIZED($)(1) EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
--------------------        ------------  -------------- -----------   -------------    -----------  -------------

Fred C. Goad, Jr.            30,000(4)     681,300(4)     376,667         333,333       12,248,643      9,354,157

Jim D. Kever                    N/A            N/A        406,667         333,333       13,259,943      9,354,157

Kevin M. McNamara               N/A            N/A           0            150,000                0      2,693,750

Sheila H. Schweitzer            N/A            N/A          8,333         116,667          132,245      1,542,255

Richard P. Caliri               N/A            N/A         33,333         166,667          558,328      2,791,672


--------------------------

(1) Represents gain on exercise of options in the year ended December 31, 1996.
(2) Represents options that were exercisable or unexercisable as of December 31, 1996.
(3) Value based on market value of the Common Stock on December 31, 1996, $37.50, minus the aggregate exercise price.
(4) Shares indicated were transferred by gift to a trust for the benefit of Mr. Goad's daughter. Mr. Goad disclaims beneficial ownership of these securities.

DIRECTORS' COMPENSATION

         Members of the Board of Directors of the Company, other than those directors who are employees of the Company, receive: (a) a monthly fee of $1,250 and (b) a fee of $1,000 per Board of Director or separately scheduled committee meeting attended. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in attending Board of Director and committee meetings. Non-employee directors are eligible to receive options for the purchase of Common Stock pursuant to the Company's Amended and Restated 1995 Stock Option Plan for Outside Directors (the "1995 Director Plan"). Thereunder, each director shall automatically, on the date of each Annual Meeting, be granted and receive an option to purchase 2,000 shares of Common Stock. Options granted under the 1995 Director Plan have an exercise price per share equal to the fair market value on the date of grant. Directors who also are employees do not receive any additional compensation for their services as directors or as members of committees.

EMPLOYMENT AGREEMENTS

         Fred C. Goad, Jr., Jim D. Kever, Kevin M. McNamara and Richard P. Caliri are each employed by the Company under employment agreements. The employment agreements of Messrs. Goad and Kever were assumed by the Company from Old Envoy and had an initial term of one year. Mr. McNamara was employed as of February 1, 1996 pursuant to a two year employment agreement, and Mr. Caliri was employed as of March 6, 1996 in connection with the Company's acquisition of National Electronic Information Corporation ("NEIC"). The initial term of Mr. Caliri's employment agreement terminates December 31, 1997. Each of these employment agreements are automatically extended for additional one-year periods unless terminated by either party.

         Under the terms of their respective employment agreements, Mr. Goad is employed as Chairman and Co-Chief Executive Officer and Mr. Kever is employed as President and Co-Chief Executive Officer at annual base salaries as determined by the Compensation Committee, plus an annual bonus equal to the greater of .3% of the Company's revenues for such year or the executive's base salary for such year, provided, however, the Compensation Committee may exclude for purpose of calculating the annual bonuses of Messrs. Goad and Kever any revenues derived as the result of acquisitions by the Company. See "Compensation Committee Report on Executive Compensation -- Co-Chief Executive Officers Compensation." Mr. McNamara was employed as Senior Vice President and Chief Financial Officer at an annual base salary of not less than $175,000, plus an annual bonus of up to 50% of his then current base salary, subject to performance criteria as established by the Chairman and President. Mr. Caliri was employed as Senior Vice President of Marketing at an annual base salary of $160,000, plus an annual bonus of up to $60,000, subject to performance criteria established by the Chairman and President.

         Under their employment agreements, the executives also have the right to participate in the Company's annual incentive program and receive other fringe benefits. The employment agreements entitle each executive to receive, in addition to his annual salary and bonus, certain fringe benefits, including the right to participate in all Company group benefit plans. In addition, Messrs. McNamara and Caliri received certain payments for travel and moving expenses associated with their relocation to Nashville.

         The employment agreements also provide the executives with certain enumerated benefits upon the occurrence of certain termination and change in control events, as follows:

              (a) If either (i) the Company at any time terminates the executive's employment for cause (as defined in the Employment Agreements), or (ii) before any change in control of the Company (as defined in the Employment Agreements), the executive voluntarily resigns while there is no material failure by the Company to perform its obligations under his Employment Agreement, the executive will be entitled to receive his base salary on a pro rata basis through the date of termination.

              (b) If either (i) before an initial change in control event (as defined in the Employment Agreements), the executive's employment is terminated as a result of his failure to discharge his duties in a manner consistent with the effective administration of the Company's affairs, or (ii) before a change in control, the executive resigns as a result of a material failure by the Company to perform its obligations under his employment agreement, the executive will be entitled to a lump sum payment equal to his base salary plus the average of his annual bonus received during the two preceding years.

              (c) If before the occurrence of an initial change in control event, the Company terminates the executive's employment other than for cause or a failure of the executive to discharge his duties in a manner consistent with the effective administration of the Company's affairs, the executive will be entitled to receive the greater of (i) his annual base salary and average bonus or (ii) his base salary and bonuses due for the unexpired term of his employment agreement.

              (d) If either (i) after an initial change in control event occurs, the Company terminates the executive's employment for any reason other than cause or his death or disability, or (ii) after a change in control, the executive voluntarily resigns, the Company will pay Messrs. Goad and Kever a lump sum termination payment equal to 2.99 times the sum of the executive's then base annual salary and the average of the annual bonuses received during the two preceding years. In such event, Mr. McNamara will receive a lump sum termination payment equal to two times the sum of his then current annual base salary and average bonus and Mr. Caliri will receive a lump sum termination payment equal to the sum of his then current annual base salary and average bonus.

              (e) Contemporaneously with the occurrence of a change in control, the Board of Directors or Compensation Committee will accelerate all outstanding options previously granted to the executives under any Company stock option, stock appreciation or other employee incentive plan that are not otherwise exercisable by the executives at the time the change in control occurs.

         Payments made to each of Messrs. Goad, Kever or McNamara under his employment agreement (and all other incentive agreements of the Company to which the executive is a party) will not be limited, in the event of a change in control, by the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to each executive's employment agreements, the Company will pay to the executive an amount equal to the excise tax under Section 4999 of the Code, if any, incurred or to be incurred by the executive by reason of the payments under his employment agreement, acceleration of vesting of stock options, or payments under any other plan, agreement or understanding between such executive and the Company, constituting Excess Parachute Payments (as defined in the employment agreements and Sections 280G(b) and 4999 of the Code), plus all excise taxes and federal, state and local income taxes incurred or to be incurred by the executive with respect to receipt of the payments thereunder. In addition, if any of Messrs. Goad, Kever or McNamara institutes litigation brought in good faith to enforce any of his rights under his employment agreement, the Company will indemnify the executive for his reasonable attorney's fees and disbursements incurred in any such litigation. Indemnification by the Company under such employment agreements is also provided in the event an excise tax is assessed against the executive and such additional payment was not previously paid to the executive. In such event, the Company will indemnify the executive for the amount of such tax, including interest and penalties incurred, reasonable fees and expenses and the related federal, state and local income taxes incurred with respect to payment of the excise tax.

          Each of the employment agreements also have non-competition provisions applicable during the term of employment and thereafter as specified below, and the parties thereto are required to maintain the confidential nature of trade secrets and proprietary information. Pursuant to the terms of the employment agreements, each of Messrs. Goad and Kever has agreed not to compete with the Company for a period of 18 months following termination of their employment with the Company. Each of Messrs. McNamara and Caliri has agreed not to compete with the Company for a period of 12 months following termination of their employment with the Company.

         In addition to the above provisions, Messrs. Goad and Kever have entered into five-year non-competition agreements with the Company, of which FDC is an express third-party beneficiary. Furthermore, in connection with the June 6, 1995 merger transaction involving Old Envoy and FDC, the Company entered into a Management Services Agreement. The Company agreed, for a two-year period ending June 5, 1997, to provide assistance to FDC in certain transition matters involving the financial transaction business acquired by FDC. The Company agreed to make the services of Fred C. Goad, Jr. and Jim D. Kever, as well as other employees of the Company, available to FDC during such period to provide transition services. No specific time requirements for the services of Messrs. Goad and Kever are set forth in the Management Services Agreement. In exchange for said services, the Company receives a fee of $1.5 million per annum, subject to reduction (if any) pursuant to the right of offset provisions in the merger agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Gresham and Hirsch. No executive officer or employee of the Company served during fiscal 1996 as a member of the Compensation Committee. The Company has no required disclosures regarding Compensation Committee interlocks and insider participation in compensation decisions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed entirely of directors who are not employees of the Company and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies, including the compensation to be paid to the Co-Chief Executive Officers and each of the other executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

         - Create incentives for and support the achievement of desired Company performance and long-term appreciation in stock price.

         - Provide compensation that will attract and retain superior talent and reward performance.

         - Align the executive's interests with the success of the Company by placing a portion of pay at risk with payout dependent upon corporate performance.

         The Company's executive compensation program provides each executive the opportunity to earn an overall level of compensation that is competitive within the electronic transaction processing services industry, as well as within a broader group of companies of comparable size and complexity to the Company. The companies used for comparison are among the companies within the Nasdaq Computer and Data Processing Stock Index used in the performance graph set forth below under the heading "Stock Performance Graph." Actual compensation levels may be greater or less than average competitive levels in surveyed companies, as compensation is based upon annual and long-term Company performance as well as individual performance. The Compensation Committee makes its recommendations concerning executive compensation based on the external and internal factors described below.

EXECUTIVE COMPENSATION PROGRAM

         The Company has purposefully limited the components of its executive compensation program to base salary, annual cash bonus and stock options. These components are in addition to various benefits, including medical and savings plans available generally to employees of the Company.

         Base Salary

         Base salary levels were subjectively determined for the Company's executives by the Compensation Committee, which it believes are generally less than the amounts reported as paid to senior executives with similar responsibilities at other companies in the electronic transaction processing services industry. The employment agreements set forth the base salary and bonus, termination, severance and change in control arrangements for each of the Named Executive Officers (except Ms. Schweitzer), and the Compensation Committee believes the agreements adequately provide for the continued services and attention of such officers. See "Employment Agreements." The level of fixed compensation set in the employment agreements and that is paid to other executives is consistent with the Company's historical practice of combining comparatively limited fixed pay for its most senior executives with performance based cash bonuses and longer-term incentives provided by stock option grants. Base salaries of managers and other senior employees are recommended by Messrs. Goad and Kever, as Co-Chief Executive Officers, based on objective and subjective factors including various indicators of performance such as acquisition of new customers, retention of existing customer base and the development of new products for the Company.

         Bonuses

         The Company's annual incentive program for executives provides direct financial incentives in the form of an annual cash bonus to executives who achieve their business unit's and the Company's annual goals. The Compensation Committee directs management to establish the threshold, target and optimal goals for Company and business unit performance at the beginning of each fiscal year. Individual performance also may be taken into account in determining bonuses. The Compensation Committee fixed the amount of the total bonus payable to each executive based on a percentage of such executive's base salary (other than as specified pursuant to employment agreements) and granted to Messrs. Goad and Kever, as Co-Chief Executive Officers, subjective discretion as to the allocation of that bonus. During 1996, the stated Company performance objectives were met and the Compensation Committee approved bonuses for individual officers as recommended by the Co-Chief Executive Officers. Bonuses payable to the Named Executive Officers (except Ms. Schweitzer) for 1996 were determined by the provisions of their respective employment agreements, which were approved by the Compensation Committee at the time executed. See "Employment Agreements." Contractual provisions relating to bonuses contained in employment agreements are earned based on the established performance criteria, but are not in addition to the bonus amounts specified in the annual bonus incentive program.

         Stock Options

         The 1995 Employee Plan is the Company's stock option program for executives and other employees. The stock option program is designed to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable the Company's executives to develop and maintain a significant, long-term ownership position in Common Stock. The 1995 Employee Plan is administered by the Compensation Committee.

         Awards under the 1995 Employee Plan may be made to key employees, including executive officers, of the Company and any subsidiaries or affiliates of the Company, and to consultants of the Company, its subsidiaries or affiliates, but may not be granted to any director who is not an employee of the Company. Actual awards are made only at the discretion of the Compensation Committee.

         During 1996, the Compensation Committee granted options under the 1995 Employee Plan to purchase an aggregate of 611,000 shares of Common Stock, of which 350,000 shares were subject to options granted to the Named Executive Officers at exercise prices ranging from $20.25 to $29.63, which were equal to the fair market value at the dates of grant based upon the reported sales price on the Nasdaq Stock Market. See "Option Grants in Last Fiscal Year." The Compensation Committee will continue to evaluate the number of options granted to employees and the percentage of shares granted to the Named Executive Officers. Stock options are granted in part to reward the executives for their strategic management of the Company and to motivate the executives and other recipients to improve shareholder value by increasing the value of this component of their respective compensation packages.

CO-CHIEF EXECUTIVE OFFICERS COMPENSATION

         The Compensation Committee believes the compensation of the Co-Chief Executive Officers is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Mr. Goad and Mr. Kever are employed pursuant to the terms of employment agreements, which are described in this Proxy Statement. See "Employment Agreements." Messrs. Goad and Kever currently each are paid a base salary of $175,000 and were each paid a bonus of $175,000 for 1996 as compared to $183,160 for 1995. Under the terms of their respective employment agreements, Messrs. Goad and Kever are entitled to a bonus equal to the greater of their annual base salary (currently $175,000) or .3% of the Company's revenues for the year; provided, however, the Compensation Committee has the discretion to exclude for purposes of calculating such bonus the revenues derived as a result of acquisitions by the Company. Because of the extraordinary increase in the Company's revenue resulting from recent acquisitions by the Company, the Compensation Committee determined in 1996 that basing the Co-Chief Executive Officers' bonuses on revenues no longer was appropriate. The Compensation Committee concluded that operating results will be a more meaningful measure of corporate performance on a going forward basis and, therefore, determined that the Co-Chief Executive Officers' annual bonus for 1996 and in the future will be measured based on their annual base salary and the achievement of corporate operating results, consistent with the cash bonus incentive program for other executives. As of the Record Date, Mr. Goad owned 221,506 shares of Common Stock and held vested options to purchase an additional 376,667 shares and unvested options to purchase an additional 333,333 shares. As of the same date, Mr. Kever owned 220,615 shares of Common Stock and held vested options to purchase an additional 406,667 shares and unvested options to purchase an additional 333,333 shares. The Compensation Committee believes that the significant equity interests in the Company held by Messrs. Goad and Kever align their interests with the interests of shareholders. The Compensation Committee further believes Messrs. Goad and Kever have managed the Company well in a challenging business climate and have done an excellent job in coordinating the transition of the current Company from Old Envoy, the merger of Old Envoy with FDC, and in completing the integration of recent acquisitions.

SECTION 162(M) PROVISIONS

         The Omnibus Budget Reconciliation Act passed by Congress in 1993 imposes a limitation, included as Section 162(m) of the Code, on the deductibility of certain compensation paid to chief executive officers and certain other executive officers of publicly traded companies. Compensation paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Code. It is anticipated that compensation in respect of stock options and SARs (if any) granted under the 1995 Employee Plan will qualify for an exemption as performance-based compensation under Section 162(m) of the Code, if the exercise price per share for such options and SARs is at least equal to the fair market value per share of the Common Stock on the date of grant. Other awards (if any) granted under the 1995 Employee Plan are not expected to qualify for an exemption as performance-based compensation.

                                                     W. Marvin Gresham
                                                     Laurence E. Hirsch

STOCK PERFORMANCE GRAPH

         The following line graph compares the percentage change in the Company's cumulative shareholder return on the Common Stock with that of The Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Stock Index (Standard Industrial Classification, Industry Group No. 737) over the period of time from June 7, 1995, (the initial trading date of the Common Stock) through December 31, 1996. The respective returns assume reinvestment of any dividends paid.


                                   [GRAPH]

--------------------------------------------------------------------------------
                                        06/07/95       12/31/95       12/31/96
--------------------------------------------------------------------------------
ENVOY Corporation                         100            227            492
--------------------------------------------------------------------------------
NASDAQ                                    100            120            148
--------------------------------------------------------------------------------
NASDAQ Computer & Data Processing Stocks  100            123            152
--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 6, 1996, the Company acquired all of the outstanding common stock of NEIC, a processor and clearinghouse for electronic medical, dental and hospital transactions. The aggregate cash purchase price was approximately $94.3 million, consisting of $86.2 million paid to NEIC stockholders on the date of closing, $2.2 million paid to certain NEIC stockholders on August 1, 1996 and transaction and acquisition costs of approximately 5.9 million. The acquisition was financed through equity issuances of $45.1 million and a $50 million credit facility.

         On March 6, 1996, General Atlantic Partners 25, L.P. ("GAP 25") and GAP Coinvestment Partners, L.P. ("GAP Coinvestment") acquired an aggregate of 2,800,000 shares (2,417,171 and 382,829 shares, respectively) of Series B Preferred Stock from the Company for $30.1 million. William E. Ford, a director of the Company, is a managing member of General Atlantic Partners LLC, which is the general partner of GAP 25. GAP Coinvestment is a limited partnership formed under the laws of the State of New York, and the partners of GAP Coinvestment who are authorized and empowered to vote and dispose of the securities held by GAP Coinvestment are the managing members of General Atlantic Partners LLC.

         On March 6, 1996, First Union Capital Partners, Inc. ("Capital Partners") acquired 930,233 shares of Series B Preferred Stock from the Company for $10 million. At the same time, the Company entered into a $50 million credit agreement with an affiliate of Capital Partners, First Union National Bank of North Carolina (as agent), and various lenders.

         Southcoast Capital Corporation ("Southcoast") is an investment banking firm in which G. Walter Loewenbaum II, a director of the Company, serves as an executive officer and owns 47% of the outstanding voting stock. Southcoast received a placement fee of $150,000 in connection with the private placement of 333,333 shares of the Common Stock for an aggregate purchase price of $5 million. The shares were issued in connection with funding of the cash purchase price for the acquisition of NEIC. The fee payable to Southcoast was negotiated and agreed to in connection with the closing of the NEIC acquisition on March 6, 1996.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and The Nasdaq Stock Market. The executive officers, directors and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its executive officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

    PROPOSAL TWO - APPROVAL OF ENVOY CORPORATION EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         The Company believes in providing the opportunity for its employees to obtain a proprietary interest in the Company. To that end, on February 21, 1997 the Board of Directors voted to adopt, subject to shareholder approval, the Envoy Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). A summary of the Stock Purchase Plan follows, but this summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached as Exhibit A to this Proxy Statement.

         The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of Common Stock at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to attract and retain individuals with a high degree of training, experience, expertise and ability, to provide an opportunity for such individuals to acquire a proprietary interest in the success of the Company and to more closely align their interests with those of the Company's shareholders.

ELIGIBILITY

          In order to be eligible to participate in the Stock Purchase Plan, an individual must be an employee of the Company or one of its subsidiaries and must have been employed in such capacity for a period of at least six months prior to the first day of any Option Period (as defined below); provided, however, any employee whose customary employment is twenty hours per week or less or whose customary employment is for not more than five months in any calendar year is not eligible to participate in the Stock Purchase Plan. Also, any employee who is a five percent or greater shareholder of the Company's voting stock is not eligible to participate in the Stock Purchase Plan.

         If the Company acquires or creates a new subsidiary, employees of such subsidiary will automatically become eligible to participate in the Stock Purchase Plan, unless otherwise determined by the Board of Directors. Where a subsidiary is acquired, its employees will be given credit for service with the acquired subsidiary prior to the acquisition for purposes of satisfying the requirement of six months continuous employment. As of April 1, 1997 approximately 387 employees were eligible to participate in the Stock Purchase Plan.

PARTICIPATION

         Participation in the Stock Purchase Plan is voluntary and eligible employees may enroll by specifying the amount of the employee's compensation to be deducted during each payroll period for the purchase of shares of Common Stock. The Stock Purchase Plan operates on the basis of successive three month periods commencing on (i) July 1 and ending on September 30; (ii) October 1 and ending on December 31; (iii) January 1 and ending on March 31; and (iv) April 1 and ending on June 30 (each of which is hereinafter referred to as an "Option Period"). Assuming shareholder approval is obtained, the first Option Period will begin on July 1, 1997.

         Pursuant to the terms of the Stock Purchase Plan, eligible employees of the Company may elect to deduct up to fifteen percent (15%) of their base pay per pay period (subject to the limitations set forth below) to be used to purchase shares of Common Stock on the last trading day of each Option Period (the "Exercise Date"). On the Exercise Date, the amount deducted from each participant's salary over the course of the Option Period will be used to purchase shares of Common Stock at a purchase price equal to the lesser of (i) 85% of the closing market price of the Common Stock on the Exercise Date or (ii) 85% of the closing market price of the Common Stock on the first trading date of each Option Period (the "Grant Date"). Purchases by each participant are limited to 200 shares of Common Stock per Option Period and not more than $25,000 of Common Stock in any calendar year. If the total number of shares of Common Stock to be purchased by all participants on an Exercise Date exceeds the number of shares of Common Stock remaining authorized for issuance under the Stock Purchase Plan, a pro-rata allocation of the shares of Common Stock available for issuance will be made among participants.

         To be eligible or to change the amount of withholding for an Option Period, a participant must have completed an enrollment form specifying the amount to be withheld no later than fifteen (15) days prior to the commencement of an Option Period. An employee may at any time elect to withdraw from the Stock Purchase Plan and to have the employee's contributions returned to him or her, unless such withdrawal request is within fifteen (15) days of the Exercise Date in an Option Period. In such a case, the employees's contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.

         Upon termination of employment as a result of death, disability or retirement during an Option Period, no further contributions will be made to a participant's account. In such an event, the participant or his or her legal representative may elect to withdraw the balance of the participant's account, but if no such request is made, the balance will be used to purchase shares of Common Stock on the next Exercise Date. In the event of a termination of a participant's employment for a reason other than death, disability or retirement during an Option Period, no further contributions will be made and the remaining balance will be paid in cash to the former employee.

FEDERAL INCOME TAX CONSEQUENCES

         The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally would not immediately recognize income for federal tax purposes of the amount of the initial discount when shares of Common Stock are purchased. If the recipient of Common Stock under the Stock Purchase Plan disposes of the shares before the end of the holding period (two years after the Grant Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the Common Stock on the Exercise Date. The excess (if any) of the amount received upon disposition over the market value on the Exercise Date will be taxed as capital gain. If a disposition does not occur until after the expiration of the holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of (i) the original discount on the shares of Common Stock assuming the shares had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Exercise Date. The excess (if any) of the amount received upon disposition over the tax basis (i.e., purchase price plus amount taxed as ordinary income) will be taxed as capital gain. The Company generally will not be entitled to a tax deduction for compensation expense of the original sales to participants, but may be entitled to a deduction if a participant disposes of Common Stock received under the Stock Purchase Plan prior to the expiration of the applicable holding periods.

ADMINISTRATION

         A committee composed of one or more individuals to whom authority is delegated by the Board of Directors (the "Plan Administrator") will administer the Stock Purchase Plan. The Plan Administrator will administer the Stock Purchase Plan and keep records of the contribution account balance of each participant, interpret the Stock Purchase Plan, and determine all questions arising as to eligibility, contributions, determination of the Exercise Price and all other matters of administration. The Plan Administrator may delegate any or all of the foregoing duties. The initial Plan Administrator shall be the Compensation Committee. All costs and expenses of administering the Stock Purchase Plan shall be paid by the Company. No brokerage commissions will be charged on a participant's purchase of Common Stock.

AMENDMENT

         The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each participant's contribution account shall be paid to that participant. Without the approval of the shareholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).

NUMBER OF SHARES UNDER STOCK PURCHASE PLAN

         The Company has reserved, subject to shareholder approval, 1,000,000 shares of Common Stock for issuance under the Stock Purchase Plan. The aggregate number of shares of Common Stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Stock Purchase Plan and the number of shares covered under any options granted pursuant to the Stock Purchase Plan shall be the next lower number of shares, rounding all fractions downward.

RIGHT AS A SHAREHOLDER

         At the time funds are used to purchase Common Stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued. A participant's rights under the Stock Purchase Plan are not transferable, except by will and the laws of decent and distribution.

NEW PLAN BENEFITS

         It is not possible to determine how may eligible employees will participate in the Stock Purchase Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Stock Purchase Plan.

                                 RECOMMENDATION

         The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the Stock Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

           PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for fiscal 1997 and recommends that shareholders vote to ratify such selection. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     DEADLINE FOR SUBMISSION TO SHAREHOLDERS
                       OF PROPOSALS TO BE PRESENTED AT THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS

         Any proposal intended to be presented for action at the 1998 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 28, 1997 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 1998 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the requirements for such inclusion established by the SEC at the time in effect.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. Abstentions and "non-votes" will be counted for purposes of determining a quorum. Proposals submitted for shareholder approval, other than the election of directors, will be approved if the votes for exceed the votes against each proposal; therefore, abstentions will have no effect on such proposals. Because directors are elected by a plurality of the votes cast, abstentions also are not considered in the election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                  MISCELLANEOUS

         To avoid unnecessary expense, it is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock they own, to date, sign and return the enclosed proxies promptly.

                                                                      EXHIBIT A


                 ENVOY CORPORATION EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I

                                  INTRODUCTION

         1.1 ESTABLISHMENT OF PLAN.

         ENVOY Corporation, a Tennessee corporation ("ENVOY") with principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees, effective on July 1, 1997. This Plan shall be known as the ENVOY Corporation Employee Stock Purchase Plan.

         1.2 PURPOSE.

         The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders of ENVOY. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

         1.3 QUALIFICATION.

         This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code.

         1.4 RULE 16B-3 COMPLIANCE.

         This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.


                                   ARTICLE II

                                   DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below:

         2.1 Board of Directors. The Board of Directors of ENVOY Corporation.

         2.2 Closing Market Price. The last sale price of the Stock as reported in the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable) on the date specified; or if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day;

but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on Nasdaq's National Market System (or other over-the-counter market or an exchange), the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

         2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

         2.4 Commencement Date. The first day of each Option period. The first Commencement Date shall be July 1, 1997.

         2.5 Contribution Account. As set forth in Article V, the account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution.

         2.6  Effective Date. July 1, 1997.

         2.7  Employee. Each employee of an Employer except:

              (i)      any employee whose customary employment is twenty
                        (20) hours per week or less, or

              (ii)     any employee whose customary employment is for not
                        more than five months in any calendar year.

         2.8 Employer. ENVOY and any corporation which is a Subsidiary of ENVOY (except for a Subsidiary which by resolution of the Board of Directors is expressly not authorized to become a participating Employer). The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

         2.9 Exercise Date. The last trading date of each Option Period on the Nasdaq National Market System.

         2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

         2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of ENVOY or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, warrants or other convertible securities, as well as stock attributed to the Employee from members of his family or otherwise under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options, warrants or other convertible securities shall not be counted in the total of outstanding shares in the denominator.

         2.12 Grant Date. The first trading date of each Option Period on the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable).

         2.13 Nasdaq. The National Association of Securities Dealers Automated Quotation System.

         2.14 Option Period. Successive periods of three (3) months (i) commencing on July 1 and ending on September 30; (ii) commencing on October 1 and ending on December 31; (iii) commencing on January 1 and ending on March 31; and (iv) commencing on April 1 and ending on June 30.

         2.15 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

         2.16 Plan. ENVOY Corporation Employee Stock Purchase Plan.

         2.17 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

         2.18 Stock. Those shares of common stock, no par value per share, of ENVOY which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

         2.19 Subsidiary. Any corporation in an unbroken chain of corporations beginning with ENVOY each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE III

                              SHAREHOLDER APPROVAL

         3.1  SHAREHOLDER APPROVAL REQUIRED.

         Without the approval of the shareholders of ENVOY, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of ENVOY and with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.


                                   ARTICLE IV

                          ELIGIBILITY AND PARTICIPATION

         4.1  CONDITIONS.

         Each Employee shall become eligible to become a Participant for each Option Period on its Commencement Date if such Employee has been employed by the Employer for a continuous period of at least six (6) months prior to the Commencement Date. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

         4.2 APPLICATION FOR PARTICIPATION.

         Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, Employee shall complete such form and file it with Employer no later than fifteen (15) days prior to the next Commencement Date or, in the case of the first Commencement Date, no later than June 15, 1997. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Option Period, such Employee may elect to participate on any future Commencement Date so long as such Employee continues to meet the eligibility requirements.

         4.3 DATE OF PARTICIPATION.

         All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

         4.4 ACQUISITION OR CREATION OF SUBSIDIARY.

         If the stock of a corporation is acquired by ENVOY or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. In the case of an acquisition, credit shall be given to Employees of the acquired Subsidiary for service with such corporation prior to the acquisition for purposes of satisfying the requirement of Section 4.1 of six (6) months continuous employment. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a date other than the first Commencement Date after the acquisition or creation, or (iii) attach any conditions whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created Subsidiary.

                                    ARTICLE V

                              CONTRIBUTION ACCOUNT

         5.1 EMPLOYEE CONTRIBUTIONS.

         The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant's compensation an after-tax amount in an exact number of dollars during each payroll period not less than ten dollars ($10.00) for a bi-weekly payroll period nor more than an amount which is fifteen percent (15%) of the Participant's base pay on the Commencement Date. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on a Commencement Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

         5.2 MODIFICATION OF CONTRIBUTION RATE.

         No change shall be permitted in a Participant's amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least fifteen (15) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time that Participant wishes to discontinue the Participant's contributions (except during the last 15 days of the Option Period). This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

         5.3 WITHDRAWAL OF CONTRIBUTIONS.

         A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the last 15 days of the Option Period). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

                                   ARTICLE VI

                        ISSUANCE AND EXERCISE OF OPTIONS

         6.1 RESERVED SHARES OF STOCK.

         ENVOY shall reserve one million (1,000,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

         6.2 ISSUANCE OF OPTIONS.

         On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limit specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

         6.3 DETERMINATION OF EXERCISE PRICE.

         The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of

             (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date, or

             (ii) eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date.

         6.4 PURCHASE OF STOCK.

         On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contribution shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of shares of Stock (including fractional shares) determined by dividing the Exercise Price into the balance of the Participant's Contribution Account.

         6.5 TERMS OF OPTIONS.

         Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

         6.6 LIMITATIONS ON OPTIONS.

         The options granted hereunder are subject to the following limitations:


             (a) No Participant shall be permitted to purchase during any calendar year Common Stock under this Plan (and any other plan of the Employer or Subsidiary which is qualified under Section 423 of the
         Code) having a market value in excess of $25,000 (as determined on the Grant Date for the Option Period during which each such share of Common Stock is purchased).

             (b) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

             (c) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant's lifetime only by the Participant.

         6.7 PRO-RATA REDUCTION OF OPTIONED STOCK.

         If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

         6.8 STATE SECURITIES LAWS.

         Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.


                                   ARTICLE VII

                          TERMINATION OF PARTICIPATION

         7.1 TERMINATION OF EMPLOYMENT.

         Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant's Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

         7.2 DEATH.

         If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

         7.3 RETIREMENT.

         If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

         7.4 DISABILITY.

         If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of "disability" in the Employer's long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled. In the event no election to withdraw is made prior to the Exercise Date, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.


                                  ARTICLE VIII

                               OWNERSHIP OF STOCK

         8.1 STOCK CERTIFICATES.

         Stock purchased through exercise of the options granted hereunder shall be uncertificated. However, certificates will be issued as soon as practical at the written request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant's family, or to the Participant as custodian for the Participant's child under the applicable jurisdiction's Gift to Minors Act.

         8.2 PREMATURE SALE OF STOCK.

         If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan

             (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

             (ii) prior to one (1) year after the Exercise Date on which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.


                                   ARTICLE IX

                          ADMINISTRATION AND AMENDMENT

         9.1 ADMINISTRATION.

         The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

         9.2 AMENDMENT.

         The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.1 shall become effective until and unless such amendment is approved by the shareholders of ENVOY.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 EXPENSES.

         The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

         10.2 NO CONTRACT OF EMPLOYMENT.

         Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this

Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

         10.3 ADJUSTMENT UPON CHANGES IN STOCK.

         The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of ENVOY, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

         10.4 EMPLOYER'S RIGHTS.

         The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         10.5 LIMIT ON LIABILITY.

         No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of ENVOY or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against ENVOY, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

         10.6 GENDER AND NUMBER.

         For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

         10.7 GOVERNING LAW.

         The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

         10.8 HEADINGS.

         Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

         10.9 SEVERABILITY.

         If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

                                                                APPENDIX A


                               ENVOY CORPORATION

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 19, 1997.

    The undersigned hereby appoints Fred C. Goad, Jr. and Jim D. Kever, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of ENVOY Corporation at 10:00 a.m., local time, on Thursday, June 19, 1997 at the Sheraton Music City Hotel, 777 McGavock Pike, Nashville, Tennessee, and any adjournments thereof.

PROPOSAL ONE - ELECTION OF DIRECTORS:

    [ ] FOR all of the following Class II nominees (except as indicated to the contrary below):

        W. Marvin Gresham        Richard A. McStay        Harlan F. Seymour

        AGAINST the following nominees (please print name or names)

        ------------------------------------------------------------------------

        WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

        ------------------------------------------------------------------------

    [ ] AGAINST all nominees    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all
nominees

PROPOSAL TWO - APPROVAL OF ENVOY CORPORATION EMPLOYEE STOCK PURCHASE PLAN:

         [ ] FOR        [ ] AGAINST        [ ] WITHHOLD AUTHORITY (ABSTAIN)

PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP:

        [ ] FOR         [ ] AGAINST        [ ] WITHHOLD AUTHORITY (ABSTAIN)

        IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

    YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE ENVOY CORPORATION EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                     Date: ____________________ , 1997.
                                                         PLEASE SIGN HERE
                                                        AND RETURN PROMPTLY

                                                   -----------------------------

                                                   -----------------------------

                                                   Please sign exactly as your
                                                   name appears at left. If
                                                   shares are registered in the
                                                   names of two or more persons,
                                                   each should sign. Executors,
                                                   administrators, trustees,
                                                   guardians and attorneys
                                                   should show their full
                                                   titles. If a corporation is
                                                   shareholder, the corporate
                                                   officer should sign in full
                                                   corporate name and title,
                                                   such as President or other
                                                   officer. If a partnership or
                                                   limited liability company is
                                                   shareholder, please sign in
                                                   such organization's name by
                                                   an authorized person.

--------------------------------------------------------------------------------
 If you have changed your address, please PRINT your new address on this line.